STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 14th day of August, 2014, by and among the entities listed as Buyers on the signature page and Schedule B attached hereto (collectively the “Buyers”, and each individually a “Buyer”) and the persons listed as Sellers on the signature page and Schedule A attached hereto (collectively the “Sellers,” and each individually a “Seller”).

RECITALS:

This Agreement sets forth the terms and conditions upon which Sellers are selling to the Buyers and the Buyers are purchasing from the Sellers 15,623,146 (the “Shares”), representing approximately 90% of the issued and outstanding common stock of PMI Construction Group, Inc., a Nevada corporation (the “Company”) along with $161,316.89 in promissory notes owed by the Company to Seller(s) (the “Notes”).

NOW THEREFORE, in Consideration of the mutual agreements contained herein, the parties hereby agree as follows:

I.  SALE OF THE SHARES

1.01

Shares and Notes being Sold.  Subject to the terms and conditions of this Agreement, the Sellers are selling and transferring the Shares and Notes to the Buyers at the closing provided for in Section 1.05 hereof (the “Closing”), free and clear of all liens, charges, or encumbrances of whatsoever nature.

1.02   Escrow Agent.  Parties   hereto   agree   that   Frascona,   Joiner,   Goodman  and Greenstein P.C. (the “Escrow Agent”) located at 4750 Table Mesa Drive, Boulder, Colorado 80305 shall act as the Escrow Agent for the transfer of the Funds and the Shares and Notes pursuant to the terms of the Escrow Agreement attached hereto as Exhibit A.

1.03

Consideration.  An aggregate total of $400,000 shall be due and payable under the terms of this Agreement in conjunction with purchase of the Shares and Notes as well as for the payment of certain consultants.  Prior to the date of execution of this Agreement, at the time of execution of a letter of intent between the parties relating to the transaction described herein, the Buyers deposited the sum of U.S. $50,000 to the account of the Escrow Agent and will deposit the additional sum of $290,000 with the Escrow Agent upon the mutual execution of this Agreement.  The remaining $60,000 shall be held and dispersed by Fullsino Investments Limited, a consultant to the transaction, to cover certain consultancy and professional fees in relation to the transaction contemplated herein. The allocation of the purchase price between the Shares and Notes shall be at the discretion of Sellers.

1.04

Delivery of Shares and Notes.   Prior to Closing, the Sellers shall deliver to the Escrow Agent named in Section 1.02 certificates representing the Shares, duly endorsed in blank and otherwise in form acceptable for transfer on the books of the Company or accompanied by stock powers signed in blank with medallion signature guarantees along with the Notes, with appropriate transfer or assignment instructions affixed to the Notes and the executed Assignment and Assumption Agreement for such Notes attached hereto as Exhibit B.

1.05

Closing.  The Closing of the transactions provided for herein shall take place on or before the 15th day of August, 2014, or at such other date and time as the parties may mutually agree in writing.  If Closing does not take place on or before August 15, 2014, this Agreement shall be null and void and all funds, Shares and Notes shall be returned to the Buyers or Seller as the case may be unless the Closing is extended by the parties, in writing.

1.06

Delivery of Share Certificates and Notes.  At the Closing, the Escrow Agent shall deliver to the Buyers certificates representing the Shares, endorsed in blank and otherwise in form acceptable for transfer on the books of the Company, or accompanied by stock powers signed in blank with medallion signature guarantees along with the Notes and the Assignment and Assumption Agreement.

1.07

Payments/Deliveries at Closing. At the Closing, the Escrow Agent shall disburse a total of $240,000 to the Sellers, and a total of $100,000 to the entity shown on Schedule 1.07. The remaining $60,000 shall be held and dispersed by Fullsino Investments Limited, a consultant to the transaction, to cover certain consultancy and professional fees in relation to the transaction contemplated herein.

II.  REPRESENTATIONS AND WARRANTIES OF SELLERS.

The Sellers hereby represent and warrant as follows:

2.01

Organization, Capitalization, etc.

(a)

The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and is qualified in no other state.

(b)

As of the date of execution of this Agreement, the authorized capital stock of the Company consists of 95,000,000 shares of $0.001 par value common stock of which 17,300,709 shares are issued and outstanding, and 5,000,000 shares of $0.001 par value preferred stock, of which 634 shares are issued and outstanding.  The Shares owned by the Sellers are free and clear of any liens, claims, options, charges, or encumbrances of whatsoever nature.  The Sellers have the unqualified right to sell, assign, and deliver the Shares and, upon consummation of the transactions contemplated by this Agreement, the Buyers will acquire good and valid title to the Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature. Except as otherwise provided herein, there are no outstanding options or other agreements of any nature whatsoever relating to the issuance by the Company of any shares of its capital stock.

(c)

Copies of the Company’s Articles of Incorporation and its By-laws have been provided to the Buyers.  Such copies of the Articles of Incorporation and By-laws (or similar governing documents) of the Company, and all amendments to each as provided are true, correct and complete.  The minute books of the Company as forwarded to the Buyers contain true, correct and complete records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), or similar governing bodies.  The stock books of the Company as forwarded to the Buyers are true, correct and complete.

2.02

Authority; No Violation.  The execution and delivery of this Agreement by the Sellers, and the consummation by Sellers of the transactions contemplated hereby have been duly authorized.  To the best knowledge of Sellers, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or bylaws of the Company, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Company or the Sellers are a party or by which the Company or the Sellers are bound.

2.03

No Liabilities.  Other than the liabilities specified on Schedule 2.03 attached hereto,  which consist of certain outstanding notes, the Company has no outstanding liabilities or obligations of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due.  Accordingly, the Sellers represent that represent other than the liabilities specified on Schedule 5.01(j), as of Closing, the Company will have no outstanding debts or liabilities.

2.04

Absence of Certain Changes.  To the best knowledge of the Sellers, as of the date of Closing, the Company will not have:

(a)

Suffered any material adverse change in financial condition, assets, liabilities, business, or prospects;

(b)

Incurred any obligations or liabilities (whether absolute, accrued, contingent, or otherwise) which it either has not previously satisfied or will not satisfy at or before Closing;

(c)

Declared, paid, or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action; or

(d)

Made any material change in any method of accounting or accounting practice.

2.05

Litigation.  To the best knowledge of the Sellers, there are no actions, proceedings, or investigations pending or, to the knowledge of the Sellers, threatened against the Company, and neither the Company nor the Sellers knows or has any reason to know of any basis for any such action, proceedings, or investigation.  There is no event or condition of any kind or character pertaining to the business, assets, or prospects of the Company that may materially and adversely affect such business, assets or prospects.

2.06

SEC Documents and Financial Statements.  The Sellers hereby make reference to the documents filed with the United States Securities and Exchange Commission (the “SEC”), as posted on the SEC’s website, www.sec.gov:  (collectively, the “SEC Documents”) under the Company’s name.  The SEC Documents constitute all of the documents and reports that the Company was required to file with the SEC pursuant to the Securities Act of 1933, as amended (“Securities Act”), and the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations promulgated thereunder by the SEC.  All the Company Existing Financial Statements included in the Company’s annual and quarterly reports filed with the SEC (all such statements being referred to collectively as the “Company Existing Financial Statements”), together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented.  These Company Existing Financial Statements present fairly the financial position of the Company as of the dates and for the periods indicated.  The books of account and other financial records of the Company have been maintained in accordance with good business practices.

2.07

Tax Returns.  To the best knowledge and belief of the Sellers, the Company has duly filed all tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by federal, state, or local taxing authorities (including without limitation those due in respect of its properties, income, franchises, licenses, sales, and payrolls); there are no liens upon any of the Company's property or assets; there are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted against the Company.

2.08

Quotation.  The Company’s Common Stock is currently listed for quotation on the OTC Bulletin Board (the “Bulletin Board”), under the symbol PMIG, and the Company has not received any notices that its Common Stock will not be eligible for quotation on the Bulletin Board.

2.09

Full Disclosure.  The Company and Sellers have provided the Buyers with full disclosure of all material information known to them regarding the Company and the Shares. No representation or warranty by the Sellers contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Buyers pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of the Company with proper information as to the Company and its affairs.

2.10

Schedules.   All lists or other statements, information or documents set forth in, or attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall be deemed to be representations and warranties by the Sellers with the same force and effect as if such lists, statements, information and documents were set forth herein.

2.11 Representations and Warranties.  The representations and warranties of the Sellers included in this Agreement and any list, statement, document or information set forth in, attached to any Schedule provided pursuant to this Agreement, or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading, under the circumstance under which they were made, and shall survive after the Closing as set forth herein.

III.  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

The Buyers hereby represent and warrant as follows:

3.01

Authority; No Violation.    The execution and delivery of this Agreement by Buyers and the consummation of the transactions contemplated hereby by Buyers have been duly authorized.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Buyers are parties or by which the Buyers are bound.

3.02

Representations Regarding the Acquisition of the Shares and Notes.

(a)

The Buyers understand that the Shares and Notes constitute restricted securities as that term is defined in Rule 144 under the Securities Act of 1933 and that such Shares may not be sold or transferred in the absence of a registration statement or an available exemption from registration;

(b)

The Buyers understand the speculative nature and risks of investments associated with the Company and confirms that it is able to bear the risk of the investment, and that there is currently only a limited public market for the Shares of the Company and that there is no assurance that an active public market will be established or maintained for the Shares of the Company.

(c)

Neither the Company nor the Sellers is under an obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Shares by the Buyers, and Buyers are solely responsible for determining the status, in its hands, of the Shares acquired in the transaction and the availability, if required, of exemptions from registration for purposes of resale or transfer of the Shares and Notes.  Buyers are able to fend for itself and can bear the economic risk of its investment, and Buyers acknowledge that the future success of the Company will depend on Buyers’ business and Buyers’ management and not on the current management of the Company.

(d)

 The Buyers have had the opportunity to ask questions of the Company and the Sellers and receive additional information from the Company to the extent that the Company possessed such information, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Company.  Further, the Buyers have been given:  (1) all material books and records of the Company; (2) all material contracts and documents relating to the proposed transaction; and (3) an opportunity to question the appropriate executive officers of the Company and each of the individuals comprising the Sellers.

(e)

Buyers have sufficient knowledge and experience in financial and business matters, and is sufficiently familiar with investments of the type represented by the Shares and Notes, including familiarity with previous private and public purchases of speculative and restricted securities, that they are capable of evaluating the merits and risks associated with purchase of the Shares and Notes; and

(f)

In evaluating the merits of the purchase of the Shares and Notes, Buyers have relied solely on their own investigation concerning the Company and have not relied upon any representations provided by the Company or by the Sellers except the representations and warranties contained in this Agreement.  Buyers understand the Company does not have the funds to pay the Notes and any shares of common stock received on the conversion of the Notes would be restricted and subject to all of the limitations outlined herein related to the Shares.

(g)

The Buyers have had an opportunity to consult with their independent legal, tax and financial advisors, and together with such advisors, have evaluated the transactions contemplated in this Agreement and has independently determined to agree to the terms and conditions of this Agreement.  No representation is being or has been made by Seller or of their respective advisors to the Buyers regarding the tax, financial, legal or other effects to the Buyers of the transactions contemplated in this Agreement.  The Buyers are familiar with and understands the business and financial condition, operations and prospects of the Company and Buyers and are sufficiently informed and sophisticated enough to make a decision regarding the purchase of the Shares and Notes.

(h)

The Shares and Notes to be acquired by the Buyers will be acquired for investment for the Buyers’ own accounts, not as nominees or agents, and not with a view to the resale or distribution of any part thereof, and the Buyers have no present intention of selling, granting any participation in, or otherwise distributing the same.  The Buyers presently have no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares and Notes.

(i)

The Buyers have had opportunities to discuss the Company’s

business, management, financial affairs and the terms and conditions of the sale of the Shares and Notes with the Company’s management and have had opportunities to review the Company’s records.  The Buyers are aware, through their due diligence review of the Company that the purchase price for the Shares and Notes may bear no relationship to assets, book value or other established criteria of determining value.  The Buyers will further inform Seller of any discrepancies, error or disagreement between any representation, warranty, covenant or schedule of Seller based on Buyers’ review of the due diligence information and discussions with the Company or its management, or which has otherwise come to the Buyers’ attention, and will provide such notice to the Company as soon as practicable after such discovery.

(j)

The Buyers understand that any certificates representing the Shares may be notated with a legend in substantially the following form:

 “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(k)

The Buyers are accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(l)

Buyers understand that the Company has no operations and is deemed a “Shell” Corporation as defined under Rule 144 promulgated under the rules and regulations of the Securities Act of 1933.  As such, the Shares and Notes purchased hereunder will have additional restrictions on their resale and may never be able to be resold if certain conditions are not met.  Buyers understand a purchase of the Shares and Notes is an illiquid, long-term investment in which the Buyers may lose all of their investment.

Section 3.03

Patriot Act

(a)

Neither the Buyers nor any of their affiliates or stockholders are in violation of any legal requirements relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”).

(b)

Neither the Buyers, nor, to the Buyers’ Knowledge, any affiliate, stockholder or broker or other agent of the Buyers acting or benefiting in any capacity in connection with this Agreement is any of the following:

(1)

a person that is listed in the annex to, or is otherwise

subject to the provisions of, the Executive Order;

(2)

a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(3)

a person with which any party is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(4)

a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(5)

a person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.

(c)

Neither the Buyers, nor, to the Buyers’ Knowledge, any affiliate or stockholders or broker or other agent of the Buyers acting in any capacity in connection with this Agreement (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.03(b), (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

IV. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

4.01

Survival of Representations.  All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party for a period of six months from the closing date.

4.02

Indemnification by Sellers.  The Sellers hereby agree to indemnify the Buyers and the Escrow Agent and hold Buyers and Escrow Agent harmless from and in respect of any assessment, loss, damage, liability, cost, and expense (including, without limitation, interest, penalties, and reasonable attorneys' fees), imposed upon or incurred by the Buyers or Escrow Agent resulting from a breach of any agreement, representation, or warranty by the Sellers, including, but not limited to, any undisclosed liabilities or obligations of the Company, whether known by Sellers or not, as described in Section 2.03 of this Agreement.  Assertion by the Buyers or Escrow Agent of their right to indemnification under this Section 4.02 shall not preclude the assertion by the Buyers or Escrow Agent of any other rights or the seeking of any other remedies against the Company or the Sellers.  The indemnification provided under this Section 4.02 shall expire six months from the date of the Closing of the transactions covered by this Agreement.  No indemnification request may be made after six months from the closing date of this Agreement and any such request shall be invalid and of no value and create no obligation on either the Buyers or Seller as the case may be.

4.03

Indemnification by Buyers.  The Buyers hereby agree to indemnify the Sellers, the Company and Escrow Agent, and hold them harmless from and in respect of any assessment, loss, damage, liability, cost, and expense (including, without limitation, interest, penalties, and reasonable attorneys' fees), imposed upon or incurred by the Sellers, Escrow Agent, or the Company resulting from a breach of any agreement, representation, or warranty of the Buyers contained herein.  The indemnification provided under this Section 4.03 shall expire six months from the date of the Closing of the transactions covered by this Agreement.  No indemnification request may be made after six months from the closing date of this Agreement and any such request shall be invalid and of no value and create no obligation on either the Buyers or Seller as the case may be.

V.  ADDITIONAL CONDITIONS TO CLOSING

5.01

Obligation of Buyers to Close.  Buyers shall not be obligated to close this transaction unless:

.

(a)

Buyers are satisfied with the condition of the Company following a due diligence review of the books, records, business and affairs of the Company.  The Company agrees to provide Buyers and their agents complete access to all of the Company's books, records and personnel for purposes of enabling Buyers to conduct his investigation.

(b)

Except for those liabilities set forth on Schedule 2.03 which are accounts payable and outstanding notes set forth in Schedule 5.01(j) which are being assigned to Buyers by the Sellers and which shall remain as obligations of the Company subsequent to the Closing Date , on or before the Closing Date, the Seller shall have caused all other Company Liabilities to have been paid, transferred, or assumed.

(c)

Prior to or as of the date of Closing, the payments specified in Section 1.07 shall have been made by the Escrow Agent.

(d)

There have been no changes in the Company's business or capitalization between the date of signing this Agreement and the date of Closing.

(e)

Effective as of the Closing Date, or such later date as agreed to between the Buyers and Sellers: (i) the Sellers will cause the Company’s officers to resign and be duly replaced by the Buyer’s designees; (ii) Miss Liu Yongming shall be appointed a director of the Company and (ii) after compliance with Rule 14F-1, if required, or such other provisions of the Exchange Act as may be applicable, if any, the Sellers will cause the Company’s sole director to resign and be duly replaced  by Buyers’ director designees with such resignation from his position as a director becoming effective after compliance with Rule 14F-1 or such other applicable rules.

(f)

In the event that the Company has not filed its quarterly report on Form 10-Q with the SEC for the period ended June 30, 2014 prior to Closing, Sellers shall cause the Company to provide all relevant information to Buyers for purposes of completing and filing such quarterly report, and Sellers shall promptly upon request, cause the Company to provide Buyers with any additional documentation reasonably requested to carry out the completion and filing of the quarterly report on Form 10-Q for the period ended June 30, 2014.

(g)

The Company shall have provided evidence satisfactory to Buyers of the filing of its 2013 federal and state income tax returns.

(h)

The Sellers shall have provided Buyers with a Certificate of Good Standing of the Company from the State of Nevada.

(i)

Between the date hereof and the Closing date, Sellers will promptly advise Buyers in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth herein or disclosed pursuant to this Agreement, or which would represent a material fact the disclosure of which would be relevant to the Buyers.

(j)

Seller shall cause the Original Promissory Notes identified on Schedule 5.01(j) to be delivered and assigned to the Buyers, or parties designated by the Buyers, pursuant to and in accordance with the terms and conditions of the Assignment and Assumption Agreement attached hereto as Exhibit B.

5.02

Obligation of Sellers to Close.  Sellers shall not be obligated to close this transaction unless they are satisfied, following reasonable investigation, that all of the representations of Buyers as of the date of execution of this Agreement and as of the date of Closing are true and correct.

VI.   TERMINATION

Termination.   This Agreement may be terminated:

(a)

At any time before, or at, Closing by written notice of the Buyers;

(b)

Prior to the Closing by any Party at any time if any provision (including, but not limited to, the representations and warranties) of this Agreement that is applicable to or required to be performed by the other Party shall be materially untrue or shall become incapable of being accomplished or if any conditions set forth in Article 6 hereof have not been fully satisfied as of the Closing Date.

ARTICLE VII.  MISCELLANEOUS

7.01

Expenses.  Each of the parties shall bear their own expenses incurred in conjunction with the Closing hereunder.

7.02

Further Assurances.  From time to time, at the request of the Buyers and without further consideration, the Sellers shall execute and transfer such documents and take such action as the Buyers may reasonably request in order to effectively consummate the transactions herein contemplated.

7.03

Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

7.04

Prior Agreements; Amendments.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.  This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

7.05

Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

7.06

Confidentiality.  Each party hereby agrees that all information provided by the other party and identified as "confidential" will be treated as such, and the receiving party shall not make any use of such information other than with respect to this Agreement.  If the Agreement shall be terminated, each party shall return to the other all such confidential information in their possession, or will certify to the other party that all of such confidential information that has not been returned has been destroyed.

7.07

Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) to the parties at their address specified herein, with a copy sent as follows:

If to the Sellers:

c/o Jeffery Peterson

539 East Blackhawk Lane

Alpine, UT 84004

If to the Buyer:

Kung Fu Dragon Group Holdings Limited

c/o  Ms. Lona Liu

P.O. Box 957

Offshore Incorporations Centre

Road Town, Tortola

British Virgin Islands

If to the Buyer:

NobleCorp Asset Management Ltd.

c/o  Mr. Eddy Kok

Brumby Centre, Lot 42,

Jalan Muhibbah, 87000,

Labuan F.T.

Malaysia

7.08

Effect.  In the event any portion of this Agreement is deemed to be null and void under any state or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

7.09

Counterparts.  This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.10

Applicable Law.  This Agreement shall be governed by, and construed in accordance with the laws of the State of Nevada.

[signature pages to follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyers and Sellers on the date first written above.

SELLERS:

Atomic Capital

By:/s/Angela Torp

Name: Angela Torp

Its: Manager

/s/Jeffrey Peterson

Jeff Peterson, individually

/s/Sandra Stevens

Sandra Stevens, individually

/s/Robert Peterson

Robert Peterson, individually

/s/Jonique Peterson

Jonique Peterson, individually

Denny Nestripke Roth IRA

By:/s/Denny Nestripke

Name:Denny Nestripke

/s/ Eugene Gronning

Eugene Gronning, individually

/s/W. Reed Jensen

W. Reed Jensen, individually

Banyan Investment Company, LLC

By: /s/Jeffrey Peterson

Name: Jeff Peterson, Manager

BUYERS:

KUNG FU DRAGON GROUP HOLDINGS LIMITED

By:/s/Lona Liu

Name: Lona Liu

Its: Director

NobleCorp Asset Management Ltd.

By: /s/ Kok Seng Yeap

Name: Kok Seng Yeap

Its: Director

ACKNOWLEDGED AND APPROVED:

ESCROW AGENT:

Dated: August 14, 2014

/s/Gary S. Joiner

Frascona, Joiner, Goodman and Greenstein P.C.

By: Gary Joiner, Esq.

THE COMPANY:

PMI CONSTRUCTION GROUP

Dated:

July 30, 2014

/s/Jeffrey Peterson

By:  Jeffery Peterson

Its:   President

SCHEDULE A

Name of Seller	Address	Number of Shares to be sold
Atomic Capital/Angie Torp	1588 Petal Point Kennesaw, GA 30152	2,505,300
Jeff Peterson	539 Blackhawk Ln Alpine, UT 84004	200,000
Sandra Stevens	13243 Bellevue Way Draper, UT 84020	600,000
Robert Peterson	825 East Bryan Avenue Salt Lake City, UT 84105	500,000
Jonique Peterson	2264 South 2000 East Salt Lake City, UT 84106	801,066
Denny Nestripke Roth IRA	4001 South 700 East Salt Lake City, UT 84107	1,608,160
Eugene Gronning	2522 Alice Drive West Jorden, UT 84084	6,903,320
W. Reed Jensen	4348 Butternut Rd. Salt Lake City, UT 84124	2,505,300

SCHEDULE B

Name of Buyer	Number of Shares to be acquired
Kung Fu Dragon Group Holdings Limited	12,498,517
NobleCorp Asset Management Ltd.	3,124,629

SCHEDULE 1.07

AMOUNT	PARTY
$240,000	Sellers identified on Schedule A
$100,000	Bestwill Capital Group Limited
TOTAL: $340,000

SCHEDULE 5.01(j)

Promissory Notes to be Assigned to one of the Buyers, Kung Fu Dragon Group Holdings Limited:

1)

Promissory Note dated April 1, 2014 by and between PMI Construction Group, Inc. (“Maker”) and Banyan Investment Company, LLC (“Holder”) in the principal amount of $60,000.00.

2)

Promissory Note dated April 1, 2014 by and between PMI Construction Group, Inc. (“Maker”) and Banyan Investment Company, LLC (“Holder”) in the principal amount of $91,000.00.

3)

Promissory Note dated April 16, 2007 by and between PMI Construction Group, Inc. (“Maker”) and Denny W. Nestripke in the  principal amount of $10,316.89.

EXHIBIT A

ESCROW AGREEMENT

See Attached.

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is made to be effective as of August 15, 2014, by and between Frascona, Joiner, Goodman and Greenstein, P.C. (the “Escrow Agent”), the sellers identified on the signature page attached hereto (collectively, the “Sellers” and individually each a “Seller”), and each of the buyers identified on the signature page attached hereto (collectively, the “Buyers” and individually, each a “Buyer”).  Each party to this Agreement is referred to herein as a “Party,” and they are all referred to collectively as “Parties.”

RECITALS:

WHEREAS, Buyers and Sellers have entered into a Stock Purchase Agreement (the “Purchase Agreement”) whereby Sellers have agreed to sell and Buyers have agreed to purchase 15,623,146 shares (the “Shares”) of Common Stock and $161,316.89 in outstanding promissory notes (the “Transaction”) of PMI Construction Group, Inc., a Nevada corporation (the “Company”); and

WHEREAS, Buyers and Sellers have requested that the Escrow Agent hold a total of Three Hundred and Forty Thousand and 00/100 Dollars (US $340,000) (the “Escrow Funds”) and stock certificate(s) evidencing the Shares in negotiable form, duly endorsed in blank, or with stock transfer powers attached thereto (the “Share Certificates”) along with the promissory notes and related assignment and assumption agreement for the promissory notes (collectively the promissory notes and the related executed assignment and assumption agreements are referred to herein as the “Notes”) in escrow until the closing of the Transaction, pursuant to the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing, and the covenants and mutual promises contained herein, the Parties hereby agree as follows:

ESCROW AGREEMENT:

1.

The Escrow Transaction. The Parties hereby agree to have Frascona, Joiner, Goodman and Greenstein, P.C. serve as the Escrow Agent for the Transaction.

2.

Escrow Deposit.  Upon the mutual execution of the Purchase Agreement, Sellers shall deposit the Share Certificates, Notes and Escrow Funds with Escrow Agent.

3.

Escrow Fee. In consideration for Escrow Agent’s provision of escrow services hereunder, upon the closing of the Transaction, Escrow Agent shall be paid an escrow fee of $2,500.00 (the “Escrow Fee”).  The Escrow Fee shall be paid by the Buyers.

4.

Control of Escrow Funds.  Subject to the terms and conditions of this Agreement and the Purchase Agreement, the Buyers shall have exclusive control over the Escrow Funds and the Escrow Agent shall only accept instructions from the Buyers regarding release of the Escrow Funds.  In the event of any dispute or instruction from Buyer, the Escrow Agent shall promptly return the remaining Escrow Funds to the Buyer.

5.

Control of Shares and Notes.  Prior to closing under the Purchase Agreement, the Sellers

Escrow Agreement

shall have the exclusive right to vote the Shares on all Company questions.  Subject to the terms and conditions of this Agreement and the Purchase Agreement, the Sellers shall have exclusive control over the Shares and Notes and the Escrow Agent shall only accept instructions from the Sellers regarding release of the Shares and Notes.  In the event of any dispute or instruction from Seller, the Escrow Agent shall promptly return the Shares and Notes to the Seller.

6.

Distribution of Escrow Funds and Shares.  The Escrow Funds, Share Certificates and Notes shall be held for the benefit of the Buyers and Sellers, respectively.  The Escrow Funds shall not be transferred, removed or otherwise disposed of without the express written instruction of Buyers.  The Shares and Notes shall not be transferred, removed or otherwise disposed of without the express written instruction of Sellers.  The Buyers or Sellers may at any time and without prior notice, through written instruction, instructs the Escrow Agent to return the Escrow Funds to the Buyers or the Share Certificates and Notes to the Sellers as the case may be. Upon such written instruction, the Escrow Agent shall promptly return such funds or the Share Certificates and Notes.  Upon Closing of the Transaction, upon written instructions from the Buyers, the Escrow Agent shall disperse the Escrow Funds to the parties and in the amounts specified on Exhibit “A” attached to this Agreement.

7.

Escrow Period / Termination.  The Escrow Period shall begin on the date of execution of this Agreement and shall terminate on the first to occur of (i) the date of closing under the Purchase Agreement, (ii) August 15, 2014, in the event the closing under the Purchase Agreement has not occurred on or before that date, or (iii) such other date as the Parties may mutually agree.  If closing has not occurred, on termination, the Escrow Funds shall be returned to Buyers and the Share Certificates and Notes shall be returned to Sellers.

8.

Liability of Escrow Agent.   In performing its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for willful default or negligence, and it shall, accordingly, not incur any such liability with respect to any action taken or omitted in good faith and in the reasonable exercise of its discretion.  The Escrow Agent may, but shall not be required to, consult with counsel, and shall be protected in respect to any actions taken under this Agreement in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall have no duty or obligation to collect any funds and shall not be responsible for any defaults by any party, as provided herein.

9.

Indemnification and Contribution.

a.

    The Buyers and Sellers (collectively referred to as the “Indemnitors”) agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

b.

     If the indemnification provided for in Section 9(a) is applicable, but for any reason is held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs,

Escrow Agreement

damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

c.

     The provisions of this Section 9 shall survive any termination of this Agreement, whether by disbursement of the Escrow Funds and Shares, resignation of the Escrow Agent or otherwise.

10.

Notices. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the Party for whom intended, as follows, or to such other address or facsimile number as may be furnished by that Party by notice in the manner provided herein:

If to the Sellers:

At the addresses specified on the signature page attached hereto

If to Buyers:

At the addresses specified on the signature page attached hereto

If to Escrow Agent:

Frascona, Joiner, Goodman and Greenstein, P.C.

Attn: Gary Joiner

4750 Table Mesa Drive

Boulder, Colorado 80305

Facsimile 303-494-6309

11.

Governing Law and Assignment.  This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of Colorado and shall be binding, upon the Parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Funds shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

12.

Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

Escrow Agreement

13.

Execution in Several Counterparts.  This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the Parties hereto.

14.

Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.  This Agreement may not be amended except by a written instrument executed by all of the Parties.

[Remainder of page intentionally left blank]

Escrow Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date of the first written above.

ESCROW AGENT

By:

/s/Gary S. Joiner

Gary S. Joiner, Shareholder

SELLERS:

Atomic Capital

By:/s/Angela Torp

Name: Angela Torp

Its: Manager

1588 Petal Point

Kennesaw, GA 30152

/s/Jeffrey Peterson

Jeff Peterson, individually

539 Blackhawk Ln

Alpine, UT 84004

/s/Sandra Stevens

Sandra Stevens, individually

13243 Bellevue Way

Draper, UT 84020

/ s/Robert Peterson

Robert Peterson, individually

825 East Bryan Avenue

Salt Lake City, UT 84105

/s/Jonique Peterson

Jonique Peterson, individually

2264 South 2000 east

Salt Lake City, UT 84106

Escrow Agreement

Denny Nestripke Roth IRA

By:/s/Denny Nestripke

Name: Denny Nestripke

4001 South 700 East

Salt Lake City, UT 84107

/s/ Eugene Gronning

Eugene Gronning, individually

2522 Alice Drive

West Jordan, UT 84084

/s/W. Reed Jensen

W. Reed Jensen, individually

4348 Butternut Rd.

Salt Lake City, UT 84124

Banyan Investment Company, LLC

By: /s/Jeffrey Peterson

Name: Jeff Peterson, Manager

539 Blackhawk Ln

Alpine, UT 84004

Escrow Agreement

BUYER:

KUNG FU DRAGON GROUP HOLDINGS LIMITED

By:/s/Lona Liu

Name: Lona Liu

Its: Director

c/o Ms. Lona Liu

P.O. Box 957

Offshore Incorporations Centre

Road Town, Tortola

British Virgin Islands

NOBLECORP ASSET MANAGEMENT LTD.

By: /s/Kok Seng Yeap

Name: Kok Seng Yeap

Its: Director

c/o Eddy Kok

Brumby Centre, Lot 42

Jalan Muhibbah 87000

Labuan F.T.

Malaysia

Escrow Agreement

Exhibit A

Funds Distribution

Banyan Investment Company	$ 240,000.00

Banyan Bank Information:
Bank:	Key Bank

Address	36 South State Street
Salt Lake City, UT 84111

Routing Number:	124000747

Account Number:	445011005474

Account Name:	Banyan Investment Company

Memo:	PMI Construction

Escrow Agreement

EXHIBIT B

ASSIGNMENT AND ASSUMPTION AGREEMENT

See Attached.

ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTES

THIS ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTES (this “Assignment”) is made this 15th day of August, 2014 by and between Banyan Investment Company, LLC (the “Assignor”), Kung Fu Dragon Group Holdings Limited, a BVI corporation  (the “Assignee”), and PMI Construction Group, a Nevada corporation (the “Company”) (all of whom are collectively referred to as the “Parties”).

RECITALS

A.

WHEREAS, Assignor is the holder of two consolidated notes dated April 1, 2014, made by Company to the order of Assignor in the aggregate principal amounts of $151,000 (the “Notes”), a copies of which is attached hereto as Exhibit A and hereby incorporated by reference;

B.

WHEREAS, in contemplation of the closing under a certain Stock Purchase Agreement dated August   15, 2014, Assignor desires to assign 100% of Assignor’s rights under the Notes to the Assignee;

C.

WHEREAS, the Company desires to consent to the assignment and assumption of the Notes from Assignor to the Assignee;

D.

WHEREAS, Assignee wishes to assume all obligations and right title and interest of Assignor under the Notes;

E.

WHEREAS, the Parties wish to enter this Assignment to set forth the terms and conditions under which Assignor will assign its right, title, and interest under the Notes to the Assignee.

ASSIGNMENT

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

1.

Assignment; Delivery of Original Notes. Assignor hereby transfers, assigns, conveys, grants and sets over to the Assignee, its successors and assigns forever, all of Assignor’s right, title, and interest in and to the Notes and amounts due thereunder.  In conjunction with the assignment contemplated herein, Assignor shall deliver the original Notes to the Buyer with the notation “Pay to the Order of Kung Fu Dragon Group Holdings Limited” in blank space at the bottom of the Notes.

2.

Assumption.  The Assignee hereby accepts the assignment of the Notes and assumes, takes over and succeeds in entirety to the Assignor’s right, title, interest and obligations under the Notes and covenants and agrees to be bound by, all the terms, conditions, provisions,

Assignment of Promissory Note

obligations, covenants and duties of Assignor in connection with the Notes as if the Assignee were an original party thereto.

3.

Consent to Assignment and Assumption. Company hereby consents to the Assignment and Assumption of the Notes as specifically set forth above.

4.

Investigation Of Facts. Each party has made such investigation of the facts and the law pertaining to the matters described in this Assignment as he or it deems necessary, and has not relied and does not rely on any promise or representation made by any other party with respect to any such matters, other than statements and representations contained within this Assignment.

5.

Future Cooperation.  The Parties agree to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute such further deeds, bills of sale, assignments, releases, assumptions, notifications, or other documents as may be reasonably requested for the purpose of giving effect to, evidencing or giving notice of the transaction evidenced by this Assignment.

6.

Successors and Assigns.  This Assignment shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns.

7.

Entire Agreement.  This Assignment constitutes the entire agreement between the Parties with respect to the subject matter herein.  All prior or contemporaneous agreements, representations and warranties, oral or written, are merged herein.

8.

Modification and Waiver.  This Assignment may not be amended, altered, modified or discharged except in a writing signed by both parties.  No waiver of any of the provisions of this Assignment shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

9.

Notices.  Any notice required or permitted to be given under this Assignment shall be sufficient if in writing and if sent by certified mail, return receipt requested, by overnight courier or personally to the addresses listed below each party’s signature hereto.  Such notice shall be effective on the date of receipt or refusal by the receiving party.

10.

Governing Law.  This Assignment will be governed and construed in accordance with the laws of the State of Nevada.

11.

Severability. If any provision of this Assignment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Assignment will remain in full force and effect.

12.

Counterparts.  Any number of counterparts of this Assignment may be executed.  Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement.

Assignment of Promissory Note

[signature page follows]

IN CONSIDERATION WHEREOF, the parties have executed this Assignment as of the date written above.

ASSIGNOR By: /s/Jeffery Peterson Name:
ASSIGNEE KUNG FU DRAGON GROUP HOLDINGS LIMITED By:/s/Lona Liu Name: Lona Liu Its: Director
APPROVED AND ACKNOWLEDGED COMPANY By: /s/Jeffrey Peterson Name: Jeff Peterson, Manager Its: Manager

Assignment of Promissory Note

EXHIBIT A

PROMISSORY NOTES AND ALL AMENDMENTS THERETO

See Attached.

Assignment of Promissory Note

$60,000.00 (U.S.)

Dated April 1, 2014

PROMISSORY NOTE

FOR VALUE RECEIVED, PMI Construction Group, Inc. (“Maker” or the “Company”), promises to pay to Banyan Investment Company, LLC (“Holder”), or order, Forty Six Thousand Dollars ($60,000.00).

Premises

The Holder and the Company are entering into this note to consolidate the prior loans set forth below.  The consolidation would include both principal and accrued interests.  The notes being consolidated are:

Date of Note	Original Principal	Accrued Interest
May 7, 2010	$25,000	$7,317
June 27, 2011	$25,000	$8,348
July 31, 2011	$10,000	$2,003

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants of the parties, and for other good and valuable consideration, the receipt and sufficiency

1.

Note Consolidation.  The above listed notes, which are incorporated herein by this reference, and their principal and accrued interest are hereby consolidated into this one master note on the terms and conditions set forth herein.

2.

Payments.  The proncipal on the obligation represented hereby shall be repaid in full on demand or the emrger, reorganization or acquisition between the Company and anotehr corporation or entity that has operations, through a lump sum payment of interest and principal.  All payments shall first be made to interest and then to a reduction of principal.

3.

Interest.  The obligation shall bear simple interest at the rate of seven and one half percent (7 ½%) per annum.

4.

Type and Place of Payments.  Payment of principal and interest shall be made in lawful money of the United States of America to the above named holder at its offices in Salt Lake City, Utah, or order.

5.

Prepayment.  Advance payment or payments may be made on the principal and interest, without penalty or forfeiture.  There shall be no penalty for prepayment.

6.

Default.  Upon the occurrence or during the continuance or any one or more of the events hereinafter enumerated, Holder or the holder of this Note may forthwith or at any time thereafter during the continuance or any such event, by notice in writing to the Maker, declare the unpaid balance of the principal and interest on the Note to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable  without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

(a)

Default in the payment of the principal and interest of this Note or any portion thereof when the same shall be come due and payable, whether at maturity as herein expressed, by acceleration, or otherwise, unless cured within five (5) days after notice thereof by Holder or the holder of such Note to Maker;

(b)

Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker shall make an assignment to any agent authorized to liquidate any substantial part of its assets; or

(c)

An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any receiver or trustee of all or any substantial portion of the property of Maker, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry or levy.

7.

Conversion.  Subject to, and in compliance with, the provisions contained herein, the Holder of the Notes, or its assigns is entitled, at its or his option, at any time prior to maturity of the Note, or in case this Note or some portion hereof shall have been called for prepayment or considered in default as defined in the Note, then, in respect of this Note or such portion hereof, to convert this Note (or any portion of the principal amount hereof), into validity issued, fully paid and nonassessable shares (calculated as to each conversion to the nearest share) of common stock, par value $0.001 per share, of the Company, (the “Common Stock” or “Shares”) at a   rate of one Share for each one cent ($0.01) of principal and accrued but unpaid interest of the Note (“Conversion Price”), subject to such adjustment in such conversion price, if any, as may be required by the provisions of this Note, by surrender of this Note, duly endorsed (if so required by the Company) or assigned to the Company or in blank, to the Company at its offices, accompanied by written notice to the Company, that the Holder elects to convert this Note or, if less than the entire principal amount hereof is to be converted, the portion hereof to be converted.  On conversion, no adjustment for interest is to be made, but if any Holder surrenders this Note for conversion between the record date for the payment of any installment of interest and the next interest payment date, the holder of such Note when surrendered for conversion shall be entitled to payment of the interest thereon from the last preceding record date for interest through the date of conversion which the registered holder is entitled to receive on such conversion date.  No fraction of Shares will be issued on conversion, but instead of any fractional interest, the Company will pay cash adjustments as provided herein.  Following receipt of the written notice of intention to convert the Note, the Company shall take such steps as it deems appropriate to permit conversion of the Note as specified herein without registration or qualification under applicable federal and state securities laws.  The Company shall reserve for issuance that number of shares necessary to permit the conversion of this Note.  All shares of

Common Stock that shall be issuable on conversion shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.  The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

8.

Holder’s Restriction on Conversion.

a)

The Company shall not affect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable notice of conversion, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Note beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other notes or the warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and rules and regulations promulgated thereunder. To the extent that the limitation contained in this section applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a notice of conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a notice of conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this section, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent Form 10-Q or Form 10-K, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company of the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two business days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.9% of the number of shares of the

Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Amendment to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to openly give-effect to such limitation.  The limitations contained in this section shall apply to a successor holder of both Notes set forth above.

b)

Forced Conversion. Notwithstanding anything herein to the contrary, if a Change of Control or a Fundamental Transaction, as herein defined occur, the Company shall within three (3) business days of such event or notice of such event deliver a written notice to the Holder (a “Forced Conversion Notice and the date such notice is delivered to the Holder, the “Forced Conversion Notice Date”) to cause the Holder to convert, up to a principal amount of this Note equal to all or part of such Holder’s pro-rata portion of the Forced Conversion Amount, it being understood that the “Conversion Date” for purposes of this Section 2 shall be deemed to occur on the record date for such event (the “Forced Conversion Date”) as to each Holder, a Forced Conversion Notice shall contain the aggregate Forced Conversion Amount, such Holder’s pro-rata portion of such amount, confirmation of the satisfaction of the conditions set forth above, and the portion of such Holder’s pro-rata portion of the Forced Conversion Amount to be converted on each Forced Conversion Date.  Although Holder will be deemed to own the Shares as of the Record Date of such action, Holder will have no voting rights related to such Shares on such date and shall not vote the Shares on the transaction triggering the forced conversion, but instead, for voting purposes, the Shares shall be deemed unissued or if required by statute be voted by the board of director of the Company in the same manor (i.e for or against) as the majority of the Company’s shares are voted; provided that, any transaction requiring a supermajority vote must receive a supermajority vote on the outstanding common shares of the Company along with other voting shares as if the Shares of Holder were not outstanding prior to voting the Shares of Holder in favor of a triggering transaction. “Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 51% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effects to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.  Fundamental Transaction shall include (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) in completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect to one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring such successor or surviving entity to comply with the provisions of this Section 2 and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. For purposes of this provision the term “Person” shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

9.

Attorneys’ Fees.  If this Note is placed with an attorney for collection, or if suit be instituted for collection, herein, then in such event, the undersigned agrees to pay reasonable attorneys’ fees, costs, and other expenses incurred by holder in so doing.

10.

Construction.  This Note shall be governed by and construed in accordance with the laws of the State of Utah.

PMI Construction Group, Inc.

A Nevada Corporation

By: /s/Jeffrey Peterson

A Duly Authorized Officer

$91,000.00 (U.S.)

Dated April 1, 2014

PROMISSORY NOTE

FOR VALUE RECEIVED, PMI Construction Group, Inc. (“Maker” or the “Company”), promises to pay to Banyan Investment Company, LLC (“Holder”), or order, Forty Six Thousand Dollars ($91,000.00).

Premises

The Holder and the Company are entering into this note to consolidate the prior loans set forth below.  The consolidation would include both principal and accrued interests.  The notes being consolidated are:

Date of Note	Original Principal	Accrued Interest
December 31, 2008	$55,000	$30,688
March 12, 2014	$31,000	$2,338
April 17, 2014	$5,000	$0

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants of the parties, and for other good and valuable consideration, the receipt and sufficiency

1.

Note Consolidation.  The above listed notes, which are incorporated herein by this reference, and their principal and accrued interest are hereby consolidated into this one master note on the terms and conditions set forth herein.

2.

Payments.  The proncipal on the obligation represented hereby shall be repaid in full on demand or the emrger, reorganization or acquisition between the Company and anotehr corporation or entity that has operations, through a lump sum payment of interest and principal.  All payments shall first be made to interest and then to a reduction of principal.

3.

Interest.  The obligation shall bear simple interest at the rate of seven and one half percent (7 ½%) per annum.

4.

Type and Place of Payments.  Payment of principal and interest shall be made in lawful money of the United States of America to the above named holder at its offices in Salt Lake City, Utah, or order.

5.

Prepayment.  Advance payment or payments may be made on the principal and interest, without penalty or forfeiture.  There shall be no penalty for prepayment.

6.

Default.  Upon the occurrence or during the continuance or any one or more of the events hereinafter enumerated, Holder or the holder of this Note may forthwith or at any time thereafter during the continuance or any such event, by notice in writing to the Maker, declare the unpaid balance of the principal and interest on the Note to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable  without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

(a)

Default in the payment of the principal and interest of this Note or any portion thereof when the same shall be come due and payable, whether at maturity as herein expressed, by acceleration, or otherwise, unless cured within five (5) days after notice thereof by Holder or the holder of such Note to Maker;

(b)

Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker shall make an assignment to any agent authorized to liquidate any substantial part of its assets; or

(c)

An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any receiver or trustee of all or any substantial portion of the property of Maker, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry or levy.

7.

Conversion.  Subject to, and in compliance with, the provisions contained herein, the Holder of the Notes, or its assigns is entitled, at its or his option, at any time prior to maturity of the Note, or in case this Note or some portion hereof shall have been called for prepayment or considered in default as defined in the Note, then, in respect of this Note or such portion hereof, to convert this Note (or any portion of the principal amount hereof), into validity issued, fully paid and nonassessable shares (calculated as to each conversion to the nearest share) of common stock, par value $0.001 per share, of the Company, (the “Common Stock” or “Shares”) at a   rate of one Share for each one cent ($0.01) of principal and accrued but unpaid interest of the Note (“Conversion Price”), subject to such adjustment in such conversion price, if any, as may be required by the provisions of this Note, by surrender of this Note, duly endorsed (if so required by the Company) or assigned to the Company or in blank, to the Company at its offices, accompanied by written notice to the Company, that the Holder elects to convert this Note or, if less than the entire principal amount hereof is to be converted, the portion hereof to be converted.  On conversion, no adjustment for interest is to be made, but if any Holder surrenders this Note for conversion between the record date for the payment of any installment of interest and the next interest payment date, the holder of such Note when surrendered for conversion shall be entitled to payment of the interest thereon from the last preceding record date for interest through the date of conversion which the registered holder is entitled to receive on such conversion date.  No fraction of Shares will be issued on conversion, but instead of any fractional interest, the Company will pay cash adjustments as provided herein.  Following receipt of the written notice of intention to convert the Note, the Company shall take such steps as it deems appropriate to permit conversion of the Note as specified herein without registration or qualification under applicable federal and state securities laws.  The Company shall reserve for issuance that number of shares necessary to permit the conversion of this Note.  All shares of

Common Stock that shall be issuable on conversion shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.  The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

8.

Holder’s Restriction on Conversion.

a)

The Company shall not affect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable notice of conversion, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Note beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other notes or the warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and rules and regulations promulgated thereunder. To the extent that the limitation contained in this section applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a notice of conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a notice of conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this section, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent Form 10-Q or Form 10-K, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company of the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two business days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.9% of the number of shares of the

Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Amendment to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to openly give-effect to such limitation.  The limitations contained in this section shall apply to a successor holder of both Notes set forth above.

b)

Forced Conversion. Notwithstanding anything herein to the contrary, if a Change of Control or a Fundamental Transaction, as herein defined occur, the Company shall within three (3) business days of such event or notice of such event deliver a written notice to the Holder (a “Forced Conversion Notice and the date such notice is delivered to the Holder, the “Forced Conversion Notice Date”) to cause the Holder to convert, up to a principal amount of this Note equal to all or part of such Holder’s pro-rata portion of the Forced Conversion Amount, it being understood that the “Conversion Date” for purposes of this Section 2 shall be deemed to occur on the record date for such event (the “Forced Conversion Date”) as to each Holder, a Forced Conversion Notice shall contain the aggregate Forced Conversion Amount, such Holder’s pro-rata portion of such amount, confirmation of the satisfaction of the conditions set forth above, and the portion of such Holder’s pro-rata portion of the Forced Conversion Amount to be converted on each Forced Conversion Date.  Although Holder will be deemed to own the Shares as of the Record Date of such action, Holder will have no voting rights related to such Shares on such date and shall not vote the Shares on the transaction triggering the forced conversion, but instead, for voting purposes, the Shares shall be deemed unissued or if required by statute be voted by the board of director of the Company in the same manor (i.e for or against) as the majority of the Company’s shares are voted; provided that, any transaction requiring a supermajority vote must receive a supermajority vote on the outstanding common shares of the Company along with other voting shares as if the Shares of Holder were not outstanding prior to voting the Shares of Holder in favor of a triggering transaction. “Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 51% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effects to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.  Fundamental Transaction shall include (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) in completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect to one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring such successor or surviving entity to comply with the provisions of this Section 2 and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. For purposes of this provision the term “Person” shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

9.

Attorneys’ Fees.  If this Note is placed with an attorney for collection, or if suit be instituted for collection, herein, then in such event, the undersigned agrees to pay reasonable attorneys’ fees, costs, and other expenses incurred by holder in so doing.

10.

Construction.  This Note shall be governed by and construed in accordance with the laws of the State of Utah.

PMI Construction Group, Inc.

A Nevada Corporation

By: /s/Jeffrey Peterson

A Duly Authorized Officer

ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTE

THIS ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTE (this “Assignment”) is made this 15th day of August, 2014 by and between Denny W. Nestripke (the “Assignor”), Kung Fu Dragon Group Holdings Limited, a BVI corporation  (the “Assignee”), and PMI Construction Group, a Nevada corporation (the “Company”) (all of whom are collectively referred to as the “Parties”).

RECITALS

F.

WHEREAS, Assignor is the holder of a Promissory Note dated April 16, 2007, made by Company to the order of Assignor in the principal amount of $10,316.89 (the “Note”), a copy of which is attached hereto as Exhibit A and hereby incorporated by reference;

G.

WHEREAS, in contemplation of the closing under a certain Stock Purchase Agreement dated August  15, 2014, Assignor desires to assign 100% of Assignor’s rights under the Note to the Assignee;

H.

WHEREAS, the Company desires to consent to the assignment and assumption of the Note from Assignor to the Assignee;

I.

WHEREAS, Assignee wishes to assume all obligations and right title and interest of Assignor under the Note;

J.

WHEREAS, the Parties wish to enter this Assignment to set forth the terms and conditions under which Assignor will assign its right, title, and interest under the Note to the Assignee.

ASSIGNMENT

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

13.

Assignment; Delivery of Original Note. Assignor hereby transfers, assigns, conveys, grants and sets over to the Assignee, its successors and assigns forever, all of Assignor’s right, title, and interest in and to the Note and amounts due thereunder.  In conjunction with the assignment contemplated herein, Assignor shall deliver the original Note to the Buyer with the notation “Pay to the Order of Kung Fu Dragon Group Holdings Limited” in blank space at the bottom of the Note.

14.

Assumption.  The Assignee hereby accepts the assignment of the Note and assumes, takes over and succeeds in entirety to the Assignor’s right, title, interest and obligations under the Note and covenants and agrees to be bound by, all the terms, conditions, provisions, obligations, covenants and duties of Assignor in connection with the Note as if the Assignee were an original party thereto.

Assignment of Promissory Note

15.

Consent to Assignment and Assumption. Company hereby consents to the Assignment and Assumption of the Note as specifically set forth above.

16.

Investigation Of Facts. Each party has made such investigation of the facts and the law pertaining to the matters described in this Assignment as he or it deems necessary, and has not relied and does not rely on any promise or representation made by any other party with respect to any such matters, other than statements and representations contained within this Assignment.

17.

Future Cooperation.  The Parties agree to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute such further deeds, bills of sale, assignments, releases, assumptions, notifications, or other documents as may be reasonably requested for the purpose of giving effect to, evidencing or giving notice of the transaction evidenced by this Assignment.

18.

Successors and Assigns.  This Assignment shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns.

19.

Entire Agreement.  This Assignment constitutes the entire agreement between the Parties with respect to the subject matter herein.  All prior or contemporaneous agreements, representations and warranties, oral or written, are merged herein.

20.

Modification and Waiver.  This Assignment may not be amended, altered, modified or discharged except in a writing signed by both parties.  No waiver of any of the provisions of this Assignment shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

21.

Notices.  Any notice required or permitted to be given under this Assignment shall be sufficient if in writing and if sent by certified mail, return receipt requested, by overnight courier or personally to the addresses listed below each party’s signature hereto.  Such notice shall be effective on the date of receipt or refusal by the receiving party.

22.

Governing Law.  This Assignment will be governed and construed in accordance with the laws of the State of Nevada.

23.

Severability. If any provision of this Assignment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Assignment will remain in full force and effect.

24.

Counterparts.  Any number of counterparts of this Assignment may be executed.  Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement.

[signature page follows]

Assignment of Promissory Note

IN CONSIDERATION WHEREOF, the parties have executed this Assignment as of the date written above.

ASSIGNOR By:/s/ Denny W. Nestripke Name: Denny W. Nestripke
ASSIGNEE KUNG FU DRAGON GROUP HOLDINGS LIMITED By:/s/Lona Liu Name: Lona Liu Its: Director
APPROVED AND ACKNOWLEDGED COMPANY By:/s/ Denny W. Nestripke Name: Denny W. Nestripke Its:_________________________________

Assignment of Promissory Note

EXHIBIT A

PROMISSORY NOTE AND ALL AMENDMENTS THERETO

See Attached.

Assignment of Promissory Note

PROMISSORY NOTE

FOR VALUE RECEIVED, PMI Construction Group, Inc. (“Maker” or the “Company’), 2522 Alice Drive, West Jordan, Utah, promises to pay Ten Thousand Three Hundred Sixteen and 89/100 ($10,316.89) to Denny W. Nestripke, CPA, 875 Donner Way, Salt Lake City, UT (“Holder”), or order.

1.

Payments. The principal and any interest thereon, shall be repaid in full at the earlier of January 31, 2008, or at the time of a merger, reorganization or acquisition between the Company and another corporation or entity. All payments shall first be made to interest and then to a reduction of the principal amount.

2.

Interest. Interest shall accure commencing on September 1, 2006 at the rate of eight percent (8%) per annum.

3.

Type and place of Payments. Payment of principal and interest shall be made in lawful money of the United States of America to the above named Holder or order, at the address of the Holder given herein, or such other location as the Holder or order, shall advise the Maker in writing.

4.

Prepayment. Advance payment(s) or prepayment(s) may be made on the principal and interest, without penalty.

5.

Default. Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, Holder or order of this Promissory Note may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to the Maker, declare the unpaid balance of the principal and interest on the Promissory Note to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

(a)

Default in the payment of the principal and interest of this Promissory Note or any portion thereof when the same shall become due and payable, whether at maturity as herein expressed, by acceleration, or otherwise, unless cured within five (5) days after notice thereof by Holder or order, to Maker;

(b)

Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker shall make an assignment to any agent authorized to liquidate any substantial part of its assets; or

(c)

An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any receiver or trustee of all or any substantial portion of the property of Maker, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry

1

or levy.

6.

Attorneys’ Fees. If this Promissory Note is placed with an attorney for collection, or if suit is instituted for collection hereof, then in such event, the Maker agrees to pay reasonable attorneys’ fees, costs, and other expenses incurred by holder in its collection efforts.

7.

Construction. This Note shall be governed by and construed in accordance with the laws of the State of Utah.

S.

Date and Consideration. This Promissory Note represents amounts due to Denny W. Nestripke, CPA as of August 31, 2006, resulting from services rendered and amounts advanced for and in behalf of the Maker. The date of the Promissory Note is April 16, 2007; however, interest shall accrue as of the date that the advances were made and the date that the services rendered were invoiced to the Maker, being August 31, 2006.

PMI Construction Group, Inc.

A Nevada Corporation

By: /s/Eugene Gronning

A Duly Authorized Officer

2